                                                                  EXECUTION COPY
                                                                  --------------

                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT
                                 ---------------

                                                        Dated: November 22, 1999


To:  ABN AMRO MORTGAGE CORPORATION

Re:  Underwriting Agreement, dated as of March 19, 1999 (the
     "Underwriting Agreement")

Ladies and Gentlemen:

     The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $294,856,541 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of November 1, 1999 among the Company as depositor, ABN AMRO Mortgage Group, Inc. as servicer and Chase Bank of Texas, National Association as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

     All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in
Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on November 23, 1999. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

     The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

     The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation: 1999-8

Terms of the Certificates and Underwriting Compensation:

                         Original Principal
    Classes                    Amount         Remittance Rate(1)     Price to Public
    -------                    ------         ---------------        ---------------
Class A-1                   $64,100,000           7.00%

Class A-2                   $33,000,000           7.25%

Class A-3                   $18,780,000           7.35%

Class A-4                   $25,000,000(2)        7.35%

Class A-5                   $38,991,000(2)        6.90%

Class A-6(7)                $20,000,000           (3)(8)

Class A-7                   $20,000,000(2)        (3)

Class A-8                   $2,000,000(2)         (3)

Class A-9                   $49,108,330(10)       (4)

   Component A-9-1          $8,500,000            7.75%

   Component A-9-2(7)       $9,301,548            7.75%(8)

   Component A-9-3(7)       $4,700,000            7.75%(8)

   Component A-9-4(6)       $3,008,330            0.00%

   Component A-9-5          $37,600,000(2)        7.75%(5)

Class A-10                  $3,519,000(2)         7.75%(5)

Class A-11                  $6,100,000(2)         7.75%(5)

Class A-12                  $2,300,000(10)        7.75%

Class A-13                  $12,184,676(2)        (3)
--------------------------------------------------------------------------------

Class A-14(7)               $12,184,676           (3)(8)

Class A-15(6)               $2,324,324(2)         0.00%

Class A-P(6)                $6,308,111            0.00%

Class A-X(7)                $2,929,194            7.75%(8)

Class M                     $7,427,000            7.75%

Class B-1                   $2,525,000            7.75%

Class B-2                   $1,189,000            7.75%

Class R(9)                  $100                  7.75%


(1) Interest distributed to the Offered Certificates (other than the Class A-6, Class A-7, Class A-8, Class A-13 and Class A-14 Certificates) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum interest rate. Interest distributed to the Class A-6, Class A-7, Class A-13 and Class A-14 Certificates will have accrued on the initial Distribution Date from the Closing Date to the 24th day of December and on each Distribution Date thereafter from the 25th day of the month before the month in which a Distribution Date occurs to the 24th day of the month in which that Distribution Date occurs at the applicable interest rate.

(2) Will receive distributions of principal payable from the amounts of interest not paid to the Accrual Certificates (as defined in the Prospectus Supplement).

(3) The adjustable rate for the Class A-6 Certificates will be 7.50% - LIBOR with a maximum of 7.50% and a minimum of 0.00%. The adjustable rate for the Class A-7 Certificates will be LIBOR + 0.60% with a maximum of 9.00% and a minimum of 0.60%. The adjustable rate for the Class A-8 Certificates will be 84.00% - (10 x LIBOR) with a maximum of 9.00% and a minimum of 0.00%. The adjustable rate for the Class A-13 Certificates will be LIBOR + 0.40% with a maximum of 9.00% and a minimum of 0.40%. The adjustable rate for the Class A-14 Certificates will be 8.60% - LIBOR with a maximum of 8.60% and a minimum of 0.00%. The initial rates for the Class A-6, Class A-7, Class A-8, Class A-13 and Class A-14 Certificates will be 2.10%, 6.00%, 9.00%, 5.80% and 3.20%, respectively.

(4) The Class A-9 Certificates will be comprised of Component A-9-1, Component A-9-2, Component A-9-3, Component A-9-4 and Component A-9-5 having the characteristics described in the table above and the Prospectus Supplement.

(5) Interest accrued on this class of certificates will initially be added to its principal balance rather than distributed to the holders of this class of certificates on each distribution date.

(6) Will not be entitled to distributions of interest and will only receive principal in respect of the Loans with Pass-Through Rates that are less than 7.75% per annum.

(7)  Not entitled to receive distributions of principal.

(8) Will accrue interest on its Notional Amount as described in the Prospectus Supplement.

(9) Will be comprised of two Components, Component R-1, which represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).

(10) All losses otherwise allocable to the Class A-9 Certificates (other than losses allocable to Component A-9-4 which will be reimbursed as described in the Prospectus Supplement) will be allocated to the Class A-12 Certificates until the principal balance of the Class A- 12 Certificates is reduced to zero.

Certificate Rating:

     Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("DCR") shall each assign a rating of "AAA" to the Class A Certificates (other than the Class A-6, Class A-8, Class A-9, Class A-14, Class A-15, Class A-P and Class A-X Certificates, which will each be assigned a rating of "AAAr" by S&P) and the Class R Certificate. DCR shall assign a rating of not less than"AA" to the Class M Certificates, not less than "A" to the Class B-1 Certificates and not less than "BBB" to the Class B-2 Certificates.

REMIC Election:

     The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

Credit Enhancement:

     Senior/Subordinated: Shifting interest

Cut-off Date:

     The Cut-off Date is November 1, 1999.

Distribution Date:

     The 25th day of each month (or, if such 25th day is not a business day, the business day immediately following) commencing December 1999.

Purchase Price:

     The purchase price payable by the Underwriters for the Certificates is approximately 98.46% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from November 1, 1999 up to but not including the Closing Date.

Underwriting Commission:

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location:

     November 23, 1999 at the Chicago, Illinois offices of Mayer, Brown & Platt.

     Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.


                              LEHMAN BROTHERS INC.


                                 By: /s/ Stanley Labanowski
                                     --------------------------------
                                 Name:   Stanley Labanowski
                                 Title:  Vice President


                                 ABN AMRO INCORPORATED

                                 By: /s/ Maria Fregosi
                                     --------------------------------
                                     Name:  Maria Fregosi
                                     Title: First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION


By: /s/ Stewart Fleming
    ---------------------------------
    Name:  Stewart Fleming
    Title: Senior Vice President


STANDARD FEDERAL BANCORPORATION, INC.


By: /s/ Joseph E. Krul
    ---------------------------------
    Name:  Joseph E. Krul
    Title: Executive Vice President

                                    Exhibit I
                                    ---------


                                   Original
                                   Principal
                                   Amount of
Name                               Certificates
----                               ------------
LEHMAN BROTHERS INC.               100% of the Certificates



                         Total     $294,856,541